Exhibit 99.2

LOAN AND SECURITY AGREEMENT

SILICON VALLEY BANK

and

DELTAGEN, INC.

$20,000,000

June 27, 2002

This LOAN AND SECURITY AGREEMENT dated June 27, 2002, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and DELTAGEN, INC. (“Borrower”), whose address is 740 Bay Road, Redwood City, CA 94063, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2.	LOAN AND TERMS OF PAYMENT

2.1	Credit Extensions.

Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as hereinafter provided.

2.1.1	Term Loan.

(a)    Bank will make a Term Loan available to Borrower.

(b)    Through March 31, 2003 (the “Term Loan Availability End Date”), Bank will make term loan advances (“Term Loan Advance” and, collectively, “Term Loan Advances”) not exceeding $20,000,000 in the aggregate. The Term Loan Advances may only be used to refinance the existing equipment financing facility between Borrower and Bank (such refinancing to be without penalty or premium under said facility) and for Borrower’s general working capital, capital expenditures and other general corporate purposes.

(c)    Interest shall accrue on the outstanding principal balance of each Term Loan Advance from the date of each Term Loan Advance at the applicable rate set forth in Section 2.3(a) and shall be payable monthly in arrears until the Term Loan Availability End Date occurs. The principal balance of Term Loan Advances outstanding on the Term Loan Availability End Date shall be payable in 48 equal monthly installments of principal, plus accrued interest, accruing at the applicable rate set forth in Section 2.3(a), beginning on the last day of each month following the Term Loan Availability End Date and ending on March 31, 2007 (the “Term Loan Maturity Date”). Term Loan Advances when repaid may not be reborrowed. Borrower shall have the right, at any time and from time to time to prepay the outstanding principal balance of any Term Loan Advance, in whole or in part, without penalty or premium. Borrower’s final Term Loan Advances Payment, due on the Term Loan Maturity Date, includes all outstanding principal and accrued interest.

(d)    To obtain a Term Loan Advance, Borrower shall notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time one Business Day before the day on which the Term Loan Advance is to be made. The notice shall be in the form of Exhibit B (Payment/Advance Form) and must be signed by a Responsible Officer or designee.

2.2	Intentionally Omitted.

2.3	Interest Rate, Payments.

(a)    Interest Rate.    (i) Prior to the Term Loan Availability End Date, the outstanding principal balance of Term Loan Advances shall accrue interest at a per annum rate of one and three eighths percentage points (137.5 basis points) above the Prime Rate; (ii) On and after the Term Loan Availability End Date, the outstanding principal balance of Term Loan Advances shall accrue interest at a per annum rate, at Borrower’s election, equal to either (x) a floating rate of interest equal to one and three eighths percentage points (137.5 basis points) above the Prime Rate, or (y) a fixed rate of interest equal to the greater of (I) two and one fourth percentage points (225 basis points) above the 48-Month Treasury Note Rate in effect as of the Term Loan Availability End Date, or (II) six percent (6.0%). After the occurrence and during the continuation of an Event of Default, Obligations shall accrue interest at five percentage points (500 basis points) above the interest rate in effect immediately before the Event of Default. The floating rates of interest described above increase or decrease from time to time when the Prime Rate changes. If Borrower elects to have a fixed rate of interest apply under the foregoing clause (y), Borrower shall provide written notice to Bank of such election on or before March 1, 2003. If Borrower shall fail to make such an election, the applicable interest rate shall be that provided under clause (x) above. Interest shall be computed on a 360 day year for the actual number of days elapsed.

(b)    Payments.    Prior to the Term Loan Availability End Date, interest due on the Term Loan Advances is payable on the last day of each month. After the Term Loan Availability End Date, monthly installments of principal and accrued interest due on the Term Loan Advances are payable on the last day of each month following the Term Loan Availability End Date and ending on the Term Loan Maturity Date. On the first day of the month immediately following a payment due date, Bank may debit Borrower’s deposit Account Number 3300160818 for principal and interest payments owing or any amounts Borrower owes Bank under this Agreement or any Loan Document. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and interest accrues.

2.4	Fees.

Borrower will pay:

(a)    Loan Fee: A fee equal to $50,000 payable upon commitment by Bank.

(b)    Bank Expenses.    All Bank Expenses incurred through and after the date of this Agreement, payable when due.

3.	CONDITIONS OF LOANS

3.1	Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receives the following (any of which Bank may waive in writing, in its sole discretion):

(a)    payment of all Bank Expenses incurred in connection with the preparation, negotiation and execution hereof;

(b)    payment of the Loan Fee referenced in Section 2.4(a) (with credit for any unused portion of the deposit previously paid by Borrower to Bank);

(c)    evidence that Borrower shall have at least 85% of its cash and cash equivalents deposited at Bank or invested through Bank;

(d)    certificates of insurance in form and substance satisfactory to Bank, reflecting Bank as an additional insured and as the beneficiary of a lender’s loss payable endorsement; and

(e)    such other agreements, documents and fees as Bank requires.

3.2	Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)    timely receipt of any Payment/Advance Form;

(b)    the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true and correct in all material respects; and

(c)    with respect to any Term Loan Advances which Borrower may wish to borrow in excess of $10,000,000 in the aggregate (or such other limitations as may be imposed by Borrower’s Board of Directors after the Closing Date), delivery to Bank of certified corporate borrowing resolutions adopted by Borrower’s Board of Directors increasing the authorized borrowing by Borrower hereunder from $10,000,000 in the aggregate (or from any such other future limiting amount) to $20,000,000 (or such lesser amount as is sufficient to accommodate such additional Term Loan Advances as Borrower may wish to request).

4.	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

(a) Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. The grant of security interest in this Section 4.1 shall not include the Borrower’s Intellectual Property, except to the extent necessary for Bank to perfect it security interest in proceeds of such Intellectual Property as more specifically described in Exhibit A attached hereto.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows, as of the date of this Agreement and as of the date of each Credit Extension as provided in Section 3.2(b):

5.1	Due Organization and Authorization.

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2	Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for licenses granted to its customers in the ordinary course of business as Borrower’s Board of Directors determines, in good faith, is appropriate for the development of Borrower’s business or the sale or distribution of its products. Except as disclosed to Bank in writing prior to the Closing Date, to the knowledge of Borrower’s Responsible Officers each issued Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and, to the knowledge of Borrower’s Responsible Officers, no claim has been made that Borrower’s use of any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3	Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4	No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the date of such statement. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank which could reasonably be expected to cause a Material Adverse Change.

5.5	Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6	Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). To the best of Borrower’s knowledge, Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7	Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8	Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.	AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1	Government Compliance.

Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2	Financial Statements, Reports, Certificates.

(a)    Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each of Borrower’s fiscal quarters, and, from and after the occurrence and during the continuance of a Liquidity Triggering Event, as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during the covered period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, audited consolidated fiscal year end financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from PriceWaterhouseCoopers or another an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that if adversely decided could result in damages or costs to Borrower or any Subsidiary reasonably expected to be $300,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests, including, without limitation, within 30 days after the end of Borrower’s fiscal year, Borrower’s annual projections (“Annual Projections”) as approved by Borrower’s Board of Directors (provided that Borrower may submit to Bank revised Board-approved projections no more than twice per fiscal year, subject to Bank’s review, approval and acceptance of any such revised projections); and (vi) the Intellectual Property report required under Section 6.8 and, in addition, prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

(b)    Borrower will deliver to Bank with the quarterly or monthly, as applicable, financial statements required in subsection (a) above, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(c)    Bank has the right to audit Borrower’s Collateral at Borrower’s expense, but the audits will be conducted no more often than once annually unless an Event of Default has occurred and is continuing.

6.3	Inventory; Returns.

Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement.

6.4	Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments prior to delinquency and will deliver to Bank, on demand, appropriate evidence attesting to such payment.

6.5	Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s written request, Borrower will deliver copies of such policies and evidence of all premium payments. Upon the occurrence and during the continuation of an Event of Default, proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6	Bank and Investment Accounts.

Borrower will maintain its depository and operating accounts with Bank. In addition, Borrower shall maintain at least 85% of its cash and cash equivalents deposited at Bank or invested through Bank.

6.7	Financial Covenants.

Borrower will maintain as of the last day of each fiscal quarter of Borrower, or upon the occurrence and during the continuation of a Liquidity Triggering Event, the last day of each month:

(i)    Maximum Losses.    Losses not to exceed by more than 20% the losses set forth in the Annual Projections; provided that in the event compliance is determined monthly after the occurrence and during the continuation of a Liquidity Triggering Event, compliance with this Maximum Losses covenant shall be calculated as of each month end based upon a trailing three month average.

(ii)    Minimum Liquidity.    Liquidity at least equal to the greater of (a) two multiplied by the then outstanding principal of Credit Extensions, and (b) six multiplied by Remaining Months Liquidity. “Liquidity” is unrestricted, unencumbered (other than encumbrances in favor of Bank pursuant to the following paragraph of this Section 6.7) cash and cash equivalents unrestricted, unencumbered (other than encumbrances in favor of Bank pursuant to the following paragraph of this Section 6.7) (in each case as determined in accordance with GAAP) deposited at or invested through Bank. “Remaining Months Liquidity” is calculated as (x) Liquidity minus the then outstanding principal of Credit Extensions, divided by (y) Net Cash Loss. “Net Cash Loss” is the net cash used in operating activities for the prior fiscal quarter divided by three (or, after the occurrence and during the continuation of a Liquidity Triggering Event, for the prior month and not divided by three), all determined in accordance with GAAP.

Upon any breach of this Section 6.7, Borrower shall immediately pledge to Bank a time deposit account (the “TDA”) in an amount equal to 105% of the then outstanding principal of Credit Extensions. The TDA shall be pledged by Borrower to Bank so long as any such breach continues, and such pledge shall be deemed to have cured the Event of Default which would otherwise exist due to such breach. If and when Borrower’s financial condition and performance is such that the breach under this Section 6.7 no longer exists, Bank shall release the pledge of the TDA; provided that upon the occurrence of any other Event of Default, Bank shall have all of its rights and remedies hereunder and shall have no obligation to release the pledge of the TDA.

6.8	Intellectual Property Rights.

Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property, to the extent that Borrower in its normal course of business would so file or register such Intellectual Property, within 30 days of the date of this Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party. Borrower will not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank’s written consent, which consent shall not be unreasonably withheld or delayed. Borrower shall deliver to Bank, within 30 days of the end of each fiscal quarter, a report setting forth the status of all of Borrower’s Intellectual Property (including all pending applications for registration) and setting forth a listing and description of all Intellectual Property relating to drug targets and drug target programs.

6.9	Control Agreements.

With respect to unencumbered deposit accounts or unencumbered investment accounts maintained at financial institutions other than Bank, prior to opening any such account Borrower will notify Bank of its intention to do so and, within seven days of the opening of any such account, Borrower will execute and deliver to Bank, control agreements in form reasonably satisfactory to Bank in order for Bank to perfect its security interest in any such deposit accounts or investment accounts.

6.10	Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld or delayed:

7.1	Dispositions; Licensing.

Convey, sell, license (on exclusive or non-exclusive basis), lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers of (i) Inventory in the ordinary course of business; (ii) exclusive and non-exclusive licenses only of Intellectual Property (other than the Intellectual Property referenced in clause (iii) below) to customers in the ordinary course of business as Borrower’s Board of Directors determines, in good faith, is appropriate for the development of Borrower’s business or the sale or distribution of its products; (iii) subject to the good faith judgment of Borrower’s Board of Directors that doing so is in the best interest of Borrower, Intellectual Property relating to drug targets or drug target programs but if and only to the extent that (a) such Intellectual Property rights are not otherwise material to the conduct of Borrower’s other business operations and (b) any such transaction does not impair Borrower’s ability to exploit its remaining Intellectual Property; or (iv) of worn-out or obsolete Equipment.

7.2	Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership (other than the sale or trading of shares of Borrower’s stock in the stock market, or the sale of Borrower’s equity securities in a public offering or to venture capital investors approved by Bank). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, reincorporate or otherwise change the jurisdiction of its organization.

7.3	Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower without Bank’s consent.

7.4	Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5	Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts (other than pursuant to the Receivables Purchase Agreement), or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6	Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends other than in capital stock, or make any distribution or payment other than in capital stock, or redeem, retire or purchase any capital stock other than (a) from Bristol-Meyer Squibb Company in exchange for licenses, services or other products, or (b) from employees of Borrower pursuant to stock option or restricted stock purchase arrangements not to exceed $2,000,000 per year (which limit shall be subject to annual review by Bank and Borrower).

7.7	Transactions with Affiliates.

Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower’s business, on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8	Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

7.9	Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.10	Negative Pledge on Intellectual Property; No Negative Pledges to Third Parties.

Shall not create or suffer to exist any Lien on Borrower’s Intellectual Property and shall not grant to any party other than Bank such a negative pledge with respect to Borrower’s Intellectual Property.

8.	EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1	Payment Default.

If Borrower fails to pay any of the Obligations when and as the same become due and payable and such failure continues unremedied for a period of three Business Days. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2	Covenant Default.

Except as otherwise provided in Section 6.7, if Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 15 days after it occurs, or if the default cannot be cured within 15 days or cannot be cured after Borrower’s attempts within 15 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3	Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower; or (ii) is a material impairment of the prospect of repayment of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.

8.4	Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 15 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5	Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6	Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $300,000 or that could cause a Material Adverse Change;

8.7	Judgments.

If a non-appealable money judgment(s), not covered by insurance in the aggregate of at least $300,000 is rendered against Borrower and is unsatisfied and unstayed for 15 Business Days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8	Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9	Guaranty.

Any guaranty of any Obligations which is executed and delivered to Bank after the Closing Date, if any, ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.	BANK’S RIGHTS AND REMEDIES

9.1	Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand (except as expressly required under this Agreement), do any or all of the following:

(a)    Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)    Stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)    Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d)    Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Upon prior reasonable written notice to Borrower, Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises upon prior reasonable written notice to Borrower, without charge, to exercise any of Bank’s rights or remedies;

(e)    Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral in accordance with applicable law. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(g)    Dispose of the Collateral according to the Code.

9.2	Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3	Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4	Bank Expenses.

After the occurrence and during the continuance of an Event of Default, if Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems reasonably prudent. Any amounts so paid by Bank shall be Bank Expenses and immediately due and payable to Bank upon written demand therefore, bearing interest at the then applicable rate from the time of such demand until paid and shall be secured by the Collateral. No such payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5	Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6	Remedies Cumulative.

Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7	Demand Waiver.

Except as expressly provided in this Agreement, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.	NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses or telefacsimile numbers set forth below. A party may change its notice address by giving the other party written notice.

If to Bank:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054
Attn: Mercy Forde
Phone: (650) 320-1143
Fax: (650) 320-0016

If to
Borrower:	Deltagen, Inc.
740 Bay Road
Redwood City, California 94063
Attn: Richard Hawkins
Phone: (650) 569-5163
Fax: (650) 569-5280

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1	Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party hereto. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, upon three days prior written notice to Borrower but without the consent of Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2	Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s breach of this Agreement, gross negligence, fraud or willful misconduct.

12.3	Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4	Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5	Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement and the other Loan Documents represent the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the other Loan Documents.

12.6	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7	Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8	Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates only in connection with their business with Borrower, (ii) upon prior written notice to Borrower to prospective transferees or purchasers of any interest in the Term Loan, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9	Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.	DEFINITIONS

13.1	Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the initial paragraph hereof.

“Annual Projections” is defined in Section 6.2.

“Bank Expenses” are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the California Uniform Commercial Code.

“Collateral” is the property described on Exhibit A.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Term Loan Advance or any other extension of credit by Bank under this Agreement or any of the other Loan Documents for Borrower’s benefit.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Event of Default” is defined in Section 8.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“48-Month Treasury Note Rate” is the yield to maturity of that security issued by the U.S. Department of Treasury with a 48-month maturity as quoted in The Wall Street Journal.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any guarantor of the Obligations who executes and delivers to Bank a such a guaranty after the Closing Date.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a)    Copyrights, Trademarks, and Patents, now owned by Borrower or later acquired by Borrower, including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b)    Any trade secrets and any intellectual property rights in computer software and computer software products now owned by Borrower or later acquired by Borrower;

(c)    All design rights now owned or later acquired by Borrower;

(d)    Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Liquidity” is defined in Section 6.7.

“Liquidity Triggering Event” shall be deemed to have occurred if, as of the end of any month, Borrower’s Liquidity is less than the amount calculated as (a) two and one half (2.5) multiplied by the then outstanding principal amount of the Obligations, or (b) nine (9) multiplied by Remaining Months Liquidity.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor in connection with the Term Loan, the Receivables Purchase Agreement and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is defined in Section 8.3.

“Net Cash Loss” is defined in Section 6.7.

“Obligations” are: (i) debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, under this Agreement or any other related document, including interest accruing after Insolvency Proceedings begin, and (ii) cash management services, letters of credit and foreign exchange contracts, and other credit accommodations provided by Bank to Borrower (if any), so long as the same have been approved by Borrower’s Board of Directors.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a)    Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b)    Indebtedness of Borrower existing on the Closing Date and shown on the Schedule;

(c)    Subordinated Debt;

(d)    Indebtedness of Borrower to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness secured by Permitted Liens; and

(f)    In addition to the Indebtedness described in clause (g) and (h) below, Indebtedness arising with respect to letters of credit issued for the account of Borrower, not to exceed $500,000 per year; and

(g)    Indebtedness arising with respect to a standby letter of credit issued for the account of Borrower and for the benefit of General Electric Capital Corporation (“GECC”), which may be required by GECC upon default under that certain Addendum No. 1 to Master Security Agreement, dated June 15, 2000, between Borrower and GECC (the “MSA”), which standby letter of credit shall be in an amount not to exceed $2,000,000 and which shall be reduced annually to correspond with the reducing loan balance owing to GECC under the MSA.

(h)    Indebtedness arising with respect to a standby letter of credit issued for the account of Borrower and for the benefit of the landlord owner (the “Landlord”) of the property commonly known as 700 Bay Road, Redwood City, CA (the “Redwood City Property”), relating to the restructuring of the lease agreement between Landlord and Borrower relating to the Redwood City Property, which standby letter of credit shall be in an amount not to exceed $2,500,000.

“Permitted Investments” are:

(a)    Investments shown on the Schedule and existing on the Closing Date;

(b)    (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one year from its acquisition, (ii) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than one year after issue; and

(c)    Investments by Borrower in any of its Subsidiaries but only to the extent required to fund ongoing operations of such Subsidiaries.

“Permitted Liens” are:

(a)    Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c)    Purchase money Liens on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, limited to $4,000,000 incurred through June of 2002 related to the existing Master Security Agreement, dated as of June 15, 2000, between GE Capital Corporation and Borrower, $1,000,000 for the balance of 2002, and $1,000,000 per year thereafter;

(d)    Licenses or sublicenses otherwise permitted hereunder, or granted in the ordinary course of Borrower’s business, and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e)    Leases or subleases granted or entered into by Borrower in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property, including any restructure of Borrower’s lease of 700 Bay Road, Redwood City, CA, in connection with the build-out of tenant improvements at such location for laboratory, research and development use;

(f)    Liens on cash, deposit accounts or investment property securing letter of credit indebtedness permitted under clause (f) of “Permitted Indebtedness.”

(g)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Receivable Purchase Agreement” means that certain Non-Recourse Receivables Purchase Agreement, dated on or about the Closing Date, entered into between Borrower and Bank.

“Remaining Months Liquidity” is defined in Section 6.7.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Director of Finance of Borrower.

“Schedule” is any schedule of exceptions attached hereto.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Term Loan” is the loan of up to $20,000,000 to be made by Bank to Borrower under this Agreement.

“Term Loan Advance(s)” is defined in Section 2.1.1(b).

“Term Loan Availability End Date” is defined in Section 2.1.1(b).

“Term Loan Maturity Date” is defined in Section 2.1.1(c).

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portions of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

BORROWER:

DELTAGEN, INC., a Delaware corporation

By: ___________________________________

Title: __________________________________

BANK:

SILICON VALLEY BANK

By: ____________________________________

Title: ___________________________________

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, service marks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Excluded Property”), except that the Collateral shall include the proceeds of all the Excluded Property that are accounts, (i.e. accounts receivable) of Borrower, and general intangibles consisting of rights to payment, and if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Excluded Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Excluded Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Excluded Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Excluded Property, and, provided, further, that upon any breach by Borrower of its obligations to Bank not to grant or permit to exist a lien or encumbrance upon such Excluded Property or to grant such a negative pledge to any other party, the Collateral shall be deemed to include, retroactively from the date of such prohibited grant of security interest, such Excluded Property.

Borrower has granted Bank a negative pledge, whereby Borrower, in connection with Bank’s loan or loans to Borrower, has agreed, among other things, not to place a mortgage, lien, deed of trust, charge, security interest or other encumbrance on any of its Intellectual Property, without Bank’s prior written consent. In addition, Borrower has agreed not to grant such a negative pledge with respect to its Intellectual Property in favor of any party other than Bank.

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE: ____________________________________

FAX #: (408) 496-2426	TIME: _____________________________________

FROM:    DELTAGEN, INC.
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #                              TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)	$________________________________________

PRINCIPAL PAYMENT (ONLY)	$________________________________________

INTEREST PAYMENT (ONLY)	$________________________________________

PRINCIPAL AND INTEREST (PAYMENT)	$________________________________________

OTHER INSTRUCTIONS: ___________________________________________________________________ ________________________________________________________________________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #
Received By (Bank)	Phone #

Authorized Signature (Bank)

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	DELTAGEN, INC.

The undersigned authorized officer of Deltagen, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly* financial statements + CC	Monthly within 30 days	Yes	No

Annual (Audited)	As soon as available	Yes	No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No

Intellectual Property reports	Within 30 days of quarter end	Yes	No

Annual Projections	Within 30 days of fiscal year end	Yes	No

*Monthly during the continuation of a Liquidity Triggering Event

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly (Monthly*) Basis:

1) Maximum Losses not to exceed 20% of Annual Proj.

2a) Minimum Liquidity: 2 times Outstandings	$		Yes	No

2b) Minimum Liquidity: 6 Months RML	$		Yes	No

*Monthly during the continuation of a Liquidity Triggering Event

Comments Regarding Exceptions: See Attached.

BANK USE ONLY
Sincerely, DELTAGEN, INC.	Received by: ________________________________ AUTHORIZED SIGNER
______________________________________________ SIGNATURE	Date: ______________________________________

______________________________________________ TITLE	Verified: ___________________________________ AUTHORIZED SIGNER

______________________________________________ DATE	Date: ______________________________________

Compliance Status: Yes No